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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                              ____________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report
(Date of Earliest Event Reported)                       Commission File Number:
        MARCH 27, 1998                                         01-12888

                              ____________________


                               SPORT-HALEY, INC.
           (Exact name of registrant as specified in its charter)



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
       COLORADO                                                84-1111669
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)
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                              4600 E. 48TH AVENUE
                             DENVER, COLORADO 80216
                                  303/320-8800
                              ____________________

                        (Address of principal executive
                         offices and telephone number)

                              ____________________

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ITEM 5.  OTHER EVENTS

         On March 27, 1998, Sport-Haley, Inc. (the "Registrant") closed on its purchase of 52% of the outstanding shares of capital stock of B&L Sportswear, Inc. ("B&L"). The acquisition was completed pursuant to the terms of a stock purchase agreement (the "Agreement") among the Registrant; B&L; Marvin Urquhart ("Urquhart"), and Larry M. Jones and Roberta C. Jones ("collectively, "Jones"), Urquhart and Jones being all of the shareholders of B&L (the "Shareholders"). The Registrant acquired all of Urquhart B&L stock for $165,490 in cash and acquired from Jones for $6,490 sufficient additional shares to acquire a 52% ownership interest in B&L. The cash payments were made out of working capital of the Registrant. The Registrant and Jones entered into a buy-sell agreement restricting transfer of their shares of B&L and granting the other party a right of first refusal upon the occurrence of certain events which could lead to a change in ownership of the shares.

         In addition to the share purchases, the Registrant loaned B&L
$386,317 to pay in full certain outstanding obligations and to acquire certain equipment. Principal on the loan and accrued interest at 8% per annum are both payable in full on March 31, 2003. The loan is secured by all fixed assets and inventory of B&L.

         Larry Jones, B&L's President and founder, will continue as President and a director of B&L pursuant to an employment agreement with B&L which extends through March 30, 2001. The Registrant has agreed to vote its shares to elect Mr. Jones as a director of B&L until the earlier of the date upon which he ceases to be a shareholder or April 24, 2003. At closing, Roberta Jones resigned as Secretary-Treasurer and as a director of B&L. R.G. Tomlinson, Chairman of the Board and Chief Executive Officer of the Registrant, and Steve Auger, Chief Financial Officer of the Registrant, were both elected as directors of B&L. Mr. Auger was elected as Secretary-Treasurer and Grant Beeman, the Vice President of Manufacturing of the Registrant, was elected as a Vice President.

         B&L, a company headquartered in Four Oaks, North Carolina, has been a principal cutting and sewing contractor utilized by the Registrant for several years and is expected to manufacture the Registrant's products on an exclusive basis in the future. Management of the Registrant believes that the acquisition of a controlling interest in B&L will enhance the Registrant's ability to control costs, product delivery and inventory. It also believes that by utilizing a captive manufacturer, the Registrant will be able to expand its corporate and retail sales efforts, remain competitive and maintain historical margins.

FORWARD LOOKING STATEMENTS

         The statements contained in this report that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. Forward looking statements include expectations of trends to continue through the remainder of the forthcoming year. Forward looking statements involve a number of risks and uncertainties. Among other factors that would cause actual results to differ materially are the following: business conditions and growth in the fashion golf apparel market



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and the general economy, competitive factors, price pressures in the high-end market; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; changes in product mix; and other risks or uncertainties detailed in other Securities and Exchange Commission filings.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 10.16   Stock Purchase Agreement among the Registrant, Marvin Urquhart, Larry
         M. Jones and Roberta C. Jones, and B&L Sportswear, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SPORT-HALEY, INC.



Date:  April 24, 1998            By:  /s/  ROBERT G. TOMLINSON
                                      -------------------------------
                                      Robert G. Tomlinson, Chairman of the Board





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                                 EXHIBIT INDEX

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
EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
10.16    Stock Purchase Agreement among the Registrant, Marvin Urquhart, Larry
         M. Jones and Roberta C. Jones, and B&L Sportswear, Inc.
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